SIXTH.  (1)  In furtherance and not in limitation of the

             powers conferred by statute, the Board of Directors is

             expressly authorized to make, alter or repeal the by-laws

             of the Corporation.



             (2)  The number of Directors of the Corporation shall be

             fixed by, or in the manner provided in, the by-laws;

             provided that such number of Directors shall not be less

             than three.



             (3)  Elections of Directors need not be by written ballot

             unless the by-laws of the Corporation shall so provide.



             (4)  A director of this Corporation shall under no

             circumstances have any personal liability to the

             Corporation or its stockholders for monetary damages for

             breach of fiduciary duty as a director, except for those

             specific breaches and acts or omissions with respect to

             which the Delaware General Corporation Law expressly

             provides that this




































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             provision shall not eliminate or limit such personal

             liability of directors.



             The Corporation shall indemnify, to the fullest extent

             permitted by applicable law, any person made or threatened to be made a party to any action, suit or proceeding by

             reason of the fact that he (or she) is or was a Director or officer of the Corporation.  The Board of Directors shall

             have full authority as contemplated by paragraph (1) of

             this Article SIXTH, to implement the mandatory

             indemnification hereby provided by means of appropriate

             provisions in the Corporation's By-Laws.



             NOTE:  Paragraph (4) is set forth as amended by the

             stockholders on May 12, 1987.



             (5)  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer,

             employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer,

             employee or agent of, or participant in, another

             corporation, partnership, joint venture, trust and other

             enterprise against any liability asserted against him and

             incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have

             the power to



















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             indemnify him against such liability under the provisions

             of paragraph (4) above or otherwise.



             (6)  (a)  Except as set forth in subparagraph (d) of this

                  paragraph (6), the affirmative vote or consent of the

                  holders of four-fifths of all classes of stock of the

                  Corporation entitled to vote in elections of directors

                  considered for the purposes of this paragraph (6) as

                  one class, shall be required (i) for the adoption of

                  any agreement for the merger or consolidation of the

                  Corporation with or into any other corporation, or

                  (ii) to authorize any sale or lease of all or any

                  substantial part of the assets of the Corporation to,

                  or any sale or lease to the Corporation or any

                  subsidiary thereof in exchange for securities of the

                  Corporation of any assets (except assets having an

                  aggregate fair market value of less than $10,000,000)

                  of, any other corporation, person or other entity, if,

                  in either case, as of the record date for the

                  determination of the stockholders of the Corporation

                  entitled to notice thereof and to vote thereon or

                  consent thereto such other corporation, person or

                  entity is the beneficial owner, directly or

                  indirectly, of more than 10% of the outstanding shares

                  of stock of the Corporation entitled to vote in

                  elections of directors, considered for the purposes of



















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                  this paragraph (6) as one class.  Such affirmative

                  vote or consent shall be in addition to the vote or

                  consent of the holders of the stock of the Corporation

                  otherwise required by law or any agreement between the

                  Corporation and any national securities exchange.



                  (b)  For the purposes of this paragraph (6), (i) any

                  corporation, person or other entity shall be deemed to

                  be the beneficial owner of any shares of stock of the

                  Corporation (A) which it has the right to acquire

                  pursuant to any agreement, or upon exercise of

                  conversion rights, warrants or options, or otherwise,

                  or (B) which are beneficially owned, directly or

                  indirectly (including shares deemed owned through

                  application of clause (A) above), by any other

                  corporation, person or entity with which it or its

                  "affiliate", or "associate" (as defined below) has any

                  agreement, arrangement or understanding for the

                  purpose of acquiring, holding, voting or disposing of

                  stock of the Corporation, or which is its "affiliate"

                  or "associate" as those terms are defined in Rule

                  12b-2 of the General Rules and Regulations under the

                  Securities Exchange Act of 1934 as in effect on

                  January 1, 1969, and (ii) the outstanding shares of

                  any class of stock of the Corporation shall include

                  shares deemed owned through application of



















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







                  clauses (A) and (B) above but shall not include any

                  other shares which may be issuable pursuant to any

                  agreement, or upon exercise of conversion rights,

                  warrants or options, or otherwise.



                  (c)  The Board of Directors shall have the power and

                  duty to determine for the purposes of this paragraph

                  (6), on the basis of information known to the

                  Corporation, whether (i) such other corporation,

                  person or other entity beneficially owns more than 10%

                  of the outstanding shares of stock of the Corporation

                  entitled to vote in elections of directors, (ii) a

                  corporation, person, or entity is an "affiliate" or

                  "associate" (as defined above) of another, (iii) the

                  assets being acquired by the Corporation, or any

                  subsidiary thereof, have an aggregate fair market

                  value of less than $10,000,000, and (iv) a memorandum

                  of understanding or a letter of intent referred to

                  below is substantially consistent with the transaction

                  covered thereby.  Any such determination shall be

                  conclusive and binding for all purposes of this

                  paragraph (6).



                  (d)  The provisions of this paragraph (6) shall not be

                  applicable to (i) any merger or consolidation of the

                  Corporation with or into any other corporation, or any



















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                  sale or lease of all or any substantial part of the

                  assets of the Corporation to, or any sale or lease to

                  the Corporation or any subsidiary thereof in exchange

                  for securities of the Corporation of any assets of,

                  any corporation if the Board of Directors of the

                  Corporation shall by resolution have approved a memorandum of understanding or a letter of intent with such other

                  corporation with respect to and substantially

                  consistent with such transaction prior to the time

                  that such other corporation shall have been a holder

                  of more than 10% of the outstanding shares of stock of

                  the Corporation entitled to vote in elections of

                  directors; or (ii) any merger or consolidation of the

                  Corporation with, or any sale or lease to the

                  Corporation or any subsidiary thereof of any of the

                  assets of, any corporation of which a majority of the

                  outstanding shares of all classes of stock entitled to

                  vote in elections of directors is owned of record or

                  beneficially by the Corporation and its subsidiaries.



                  (e)  No amendment to the Certificate of Incorporation

                  of the Corporation shall amend, alter, change or

                  repeal any of the provisions of this paragraph (6),

                  unless the amendment affecting such amendment,

                  alteration, change or repeal shall receive the

                  affirmative vote or consent



















                                         -6-







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                  of the holders of four-fifths of all classes of stock

                  of the Corporation entitled to vote in elections of

                  directors, considered for the purposes of this

                  paragraph (6) as one class.























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